UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

ACQUICOR TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4910 Birch St., Suite 102
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 759-3434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2006, Acquicor Technology Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with CRT Capital Group LLC (“CRT”) and Needham & Company, LLC (“Needham” and together with CRT, the “Initial Purchasers”), relating to the issuance and sale by the Company to the Initial Purchasers of $145.0 million in aggregate principal amount of its 8% Convertible Senior Notes due 2011 (the “Notes”). The Company granted the Initial Purchasers a 45-day option to purchase up to an additional $21.75 million in aggregate principal amount of Notes to cover over-allotments, if any, which the Initial Purchasers exercised on December 20, 2006. $145.0 million in aggregate principal amount of Notes were issued and sold to the Initial Purchasers on December 19, 2006. The additional $21.75 million in aggregate principal amount of Notes were issued and sold to the Initial Purchasers on December 22, 2006.

The Company offered and sold the Notes to the Initial Purchasers in a private placement in reliance on the exemptions from registration provided by Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes were issued pursuant to an Indenture, dated December 19, 2006 (the “Indenture”), among the Company and U.S. Bank National Association, as trustee. Pursuant to the terms of an Escrow Agreement, dated December 19, 2006 (the “Escrow Agreement”), by and between the Company, U.S. Bank National Association, as trustee under the Indenture, U.S. Bank National Association, acting in the capacity of collateral agent for the holders of the Notes and U.S. Bank National Association, as escrow agent, the gross proceeds from the sale of the Notes were placed in an escrow account pending the consummation of the merger of the Company’s wholly-owned subsidiary into Jazz Semiconductor, Inc. (the “Merger”) and will only be invested in specified securities such as a money market fund meeting the criterion of Rule 2a-7 under the Investment Company Act of 1940, as amended, or in securities that are direct obligations of, or obligations guaranteed as to principal and interest by, the United States. If the Merger and a proposal to increase the authorized shares of the Company’s common stock (the “Authorized Share Increase”) are approved by the Company’s stockholders prior to May 31, 2007, the funds placed in escrow will be released to the Company immediately prior to the completion of the Merger, less an amount equal to $5.8 million payable to the Initial Purchasers. Prior to the completion of the Merger, the Notes will be the Company’s senior obligations secured by a first priority security interest in the escrow account pursuant to the terms of a Pledge and Security Agreement, dated December 19, 2006 (the “Pledge and Security Agreement”), by and between the Company and U.S. Bank National Association, as collateral agent. After the completion of the Merger, the Notes will be the Company’s senior unsecured obligations and all of the Company’s existing and future domestic subsidiaries will unconditionally guarantee on a joint and several basis the Company’s obligations under the Notes.

If the Merger or the Authorized Share Increase is rejected by the Company’s stockholders or not approved by the Company’s stockholders on or before May 31, 2007, then the Company will redeem the Notes at 100% of the principal amount plus any interest income earned on the funds in the escrow account.

Unless the Notes are redeemed as a result of the Merger or the Authorized Share Increase not being approved by the Company’s stockholders, the Notes will bear interest at a rate of 8% per annum payable semi-annually on each June 30 and December 31, with the first payment due on June 30, 2007. The Company may redeem the Notes on or after December 31, 2009 at the prices set forth in the Indenture. At any time after the completion of the Merger and prior to the maturity of the Notes, unless the Notes have previously been redeemed or repurchased by the Company, the Notes are convertible into shares of the Company’s common stock at an initial conversion rate of 136.426 shares per $1,000 principal amount of Notes, subject to adjustment in certain circumstances, which is equivalent to an initial conversion price of $7.33 per share. Upon conversion, the Company has the right to deliver, in lieu of shares of its common stock, cash or a combination of cash and shares of its common stock to satisfy its conversion obligation. If the Company elects to deliver cash or a combination of cash and common stock to satisfy its conversion obligation, the amount of such cash and common stock, if any, will be based on the trading price of the Company’s common stock during the 20 consecutive trading days beginning on the third trading day after proper delivery of a conversion notice.

Upon the occurrence of certain specified fundamental changes, the holders of the Notes will have the right, subject to various conditions and restrictions, to require the Company to repurchase the Notes, in whole or in part, at par plus accrued and unpaid interest to, but not including, the repurchase date. In addition, if the Company undergoes certain fundamental changes prior to December 31, 2009, the Company will pay a make whole premium on Notes converted in connection with such fundamental change by issuing additional shares of common stock upon conversion of the Notes.

If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), may be declared immediately due and payable, subject to certain conditions set forth in the Indenture.

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated December 19, 2006 (the “Registration Rights Agreement”), with the Initial Purchasers. Under the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission a shelf registration statement with respect to the resale of the Notes and the sale of the shares of common stock issuable upon conversion of the Notes within 90 calendar days of an affirmative stockholder vote on the Merger and the Authorized Share Increase. The Company also agreed to use its reasonable best efforts to cause such shelf registration statement to be declared effective within 180 calendar days of such affirmative stockholder vote. In the event that the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes. In connection with the delivery of the Registration Rights Agreement, the holders of the Company's securities with existing registration rights agreed to waive any piggy-back registration rights they may have in connection with any shelf registration statement or other registration statement filed by the Company pursuant to the Registration Rights Agreement (the “Limited Waiver”).

The descriptions of the Purchase Agreement, the Indenture, the Escrow Agreement, the Pledge and Security Agreement, the Registration Rights Agreement and the Limited Waiver, set forth above are qualified in their entirety by reference to the full and complete terms set forth in such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth above under Item 1.01. is hereby incorporated by reference in this Item 2.03.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure set forth above under Item 1.01. is hereby incorporated by reference in this Item 3.02.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosure set forth above under Item 1.01. is hereby incorporated by reference in this Item 3.03.

ITEM 8.01.	OTHER EVENTS.

On December 19, 2006, the Company announced the closing of its previously announced private placement of $145.0 million of convertible senior notes due 2011. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference. On December 22, 2006, the Company announced the closing of an additional $21.75 million of convertible senior notes due 2011. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

4.1	Indenture, dated December 19, 2006, between Acquicor Technology Inc. and U.S. Bank National Association, as trustee, including Form of 8% Convertible Senior Note due 2011.

4.2
Escrow Agreement, dated December 19, 2006, by and between Acquicor Technology Inc., U.S. Bank National Association, as trustee, U.S. Bank National Association, as collateral agent and U.S. Bank National Association, as escrow agent.

4.3	Pledge and Security Agreement, dated December 19, 2006, by and between the Company and U.S. Bank National Association, as collateral agent.

4.4	Registration Rights Agreement, dated December 19, 2006, among Acquicor Technology Inc, CRT Capital Group LLC and Needham & Company, LLC.

4.5
Limited Waiver, dated as of December 18, 2006, among Acquicor Management LLC, Harold L. Clark, John P. Kensey, Moshe I. Meider, Paul Pittman, ThinkEquity Partners LLC, Wedbush Morgan Securities, Inc., CRT Capital Group LLC and Gunn Allen Financial, Inc.

10.1	Purchase Agreement, dated December 18, 2006, among Acquicor Technology Inc., CRT Capital Group LLC and Needham & Company, LLC.

99.1	Press Release dated December 19, 2006, issued by Acquicor Technology Inc.

99.2	Press Release dated December 22, 2006, issued by Acquicor Technology Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Acquicor Technology Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acquicor Technology Inc.

Dated: December 22, 2006
By:  /s/ Gilbert F. Amelio

Gilbert F. Amelio, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated December 19, 2006, between Acquicor Technology Inc. and U.S. Bank National Association, as trustee, including Form of 8% Convertible Senior Note due 2011.

4.2
Escrow Agreement, dated December 19, 2006, by and between Acquicor Technology Inc., U.S. Bank National Association, as trustee, U.S. Bank National Association, as collateral agent and U.S. Bank National Association, as escrow agent.

4.3	Pledge and Security Agreement, dated December 19, 2006, by and between the Company and U.S. Bank National Association, as collateral agent.

4.4	Registration Rights Agreement, dated December 19, 2006, among Acquicor Technology Inc., CRT Capital Group LLC and Needham & Company, LLC.

4.5
Limited Waiver, dated as of December 18, 2006, among Acquicor Management LLC, Harold L. Clark, John P. Kensey, Moshe I. Meider, Paul Pittman, ThinkEquity Partners LLC, Wedbush Morgan Securities, Inc., CRT Capital Group LLC and Gunn Allen Financial, Inc.

10.1	Purchase Agreement, dated December 18, 2006, among Acquicor Technology Inc., CRT Capital Group LLC and Needham & Company, LLC.

99.1	Press Release dated December 19, 2006, issued by Acquicor Technology Inc.

99.2	Press Release dated December 22, 2006, issued by Acquicor Technology Inc.